As filed with the Securities and Exchange Commission on October 9, 2026

Registration No. 333-298758

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 1

To

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Health In Tech, Inc.

(Exact name of registrant as specified in its charter)

Nevada	87-3545722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

701 S. Colorado Ave, Suite 1

Stuart, FL 34994

888-373-0333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tim Johnson
Chief Executive Officer
c/o Health In Tech, Inc.
701 S. Colorado Ave, Suite 1
Stuart, FL 34994
888-373-0333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.
Alexandria Kane, Esq.

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
(212) 407-4000 (telephone number)
(212) 407-4990 (facsimile number)

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus dated October 9, 2026.

Health In Tech, Inc.

Up to 34,224,247 Shares of Class A Common Stock

This prospectus relates to the resale of up to 34,224,247 shares of our Class A common stock, par value $0.001 per share (the “common stock” or the “Class A Common Stock”) of Health In Tech, Inc., a Nevada corporation (the “Company”), by YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville” or the “Selling Stockholder”).

The shares of common stock to which this prospectus relates may be issued by us to Yorkville pursuant to a Standby Equity Purchase Agreement, dated as of August 12, 2026, by and between the Company and Yorkville (the “SEPA”). Such shares of common stock include (i) up to 9,532,889 shares of common stock (the “Conversion Shares”) that may be issued to Yorkville upon conversion by Yorkville of convertible promissory notes issued or to be issued pursuant to the SEPA (the “Convertible Notes”) and (ii) up to 24,691,358 shares of common stock (the “Advance Shares”), which represents approximately $20,000,000 in aggregate amount of shares of common stock, based on an assumed issuance price per share of $0.81, which was the closing price of our common stock on the Nasdaq Capital Market (“Nasdaq”) on October 6, 2026, that may be issued to Yorkville in the form of one or more advances (the “Advances”) under the SEPA in our sole discretion following an Advance Notice (as defined below) from time to time after the date of this prospectus, pursuant to the SEPA.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of our common stock by the Selling Stockholder. However, we may receive up to $14,250,000 aggregate gross proceeds from sales of Convertible Notes and up to $20,000,000 aggregate gross proceeds from sales of common stock we may elect to make to Yorkville pursuant to the SEPA prior to or after the date of this prospectus. See “The Standby Equity Purchase Agreement” for a description of the SEPA and “Selling Stockholder” for additional information regarding Yorkville.

Yorkville may sell or otherwise dispose of the common stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” for more information about how Yorkville may sell or otherwise dispose of the common stock pursuant to this prospectus. Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

We will pay the expenses incurred in registering under the Securities Act the offer and sale of the shares of common stock to which this prospectus relates by the Selling Stockholder, including legal and accounting fees. See section titled “Plan of Distribution” beginning on page 25 of this prospectus.

Shares of our common stock are listed on Nasdaq under the symbol “HIT”. On October 6, 2026, the closing price of our common stock was $0.81.

We are an “emerging growth company” under applicable federal securities laws and are subject to reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 9 of this prospectus, and under similar headings in any amendments or supplements to this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2026.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a “shelf” registration process to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell the securities described in this prospectus. We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder pursuant to this prospectus.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any securities, you should carefully read this prospectus, any post-effective amendment, and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Stockholder have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We and the Selling Stockholder take no responsibility for and can provide no assurance as to the reliability of any other information that others may give you. We and the Selling Stockholder will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any post-effective amendment or any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any post-effective amendment or any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any post-effective amendment, the applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Health In Tech,” “HIT,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Health In Tech, Inc., a Nevada corporation, and its consolidated subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

“Health In Tech®,” “HIT®,” “HI Card®,” “SMR®,” “eDIYBS®” and our logo are some of our trademarks and tradenames used in this prospectus and the documents incorporated by reference in this prospectus. This prospectus and the documents incorporated by reference in this prospectus may also include trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus and the documents incorporated by reference in this prospectus may appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements contained in this Registration Statement on Form S-3 may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Registration Statement on Form S-3 are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the following risks, uncertainties and other factors:

●	our financial performance;

●	our ability to obtain funding for our operations, including funding necessary to enhance our current systems as well as the development of additional functionalities of our systems and to expand our service offerings;

●	the success, cost and timing of our service offering development activities;

●	our ability to attract and retain key personnel;

●	our ability to hire and retain necessary qualified employees to expand our operations;

●	our ability to attract new customers to utilize our platforms;

●	our ability to develop new and enhance products and services to attract and retain customers, and to successfully monetize them;

●	the impact of competition in our industry and innovation by our competitors;

●	risks related to cybersecurity incidents or other network disruptions;

●	risks related to the use of third-party artificial intelligence;

●	our ability to stay abreast of and comply with new or modified laws and regulations that currently apply or become applicable to our business, including with respect to the insurance services industry and data privacy requirements;

●	our ability to protect our intellectual property rights and maintain and build our brand;

●	the scope of protection we are able to establish and maintain for intellectual property rights covering our platform and technology;

●	the future trading prices of our common stock; and

●	potential claims relating to our intellectual property.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

These and other risks are described under the heading “Risk Factors” in this prospectus and in any post-effective amendment, any applicable prospectus supplement, and under similar headings in other documents that are incorporated by reference into this prospectus. Those factors and the other risk factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, there can be no assurance that actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about our business, the industry in which we operate and financial trends that we believe may affect our business, financial condition, results of operations and prospects, and these forward-looking statements are not guarantees of future performance or development. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein until after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Our website address is www.healthintech.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 25, 2026.

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the SEC on May 14, 2026 and August 13, 2026, respectively.

●	Our Current Report on Form 8-K (excluding any portions thereof that are deemed to be furnished and not filed) filed with the SEC on March 26, 2026.

●	The description of our Class A Common Stock incorporated by reference in our Registration Statement on Form 8-A, filed with the SEC on December 19, 2024, and any amendment or report filed with the SEC for the purpose of updating the description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

HEALTH IN TECH, INC.

701 S. Colorado Ave, Suite 1
Stuart, FL 34994

Telephone: 888-373-0333

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information appearing elsewhere in this prospectus or the documents incorporated by reference herein. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus, the registration statement of which this prospectus is a part and the documents incorporated by reference herein carefully, including the risk factors and financial statements and related notes thereto included or incorporated by reference herein and therein.

Company Overview

Health In Tech, Inc., a Nevada corporation (the “Company” or “HIT”), is an AI-enabled insurance technology platform company, which offers a marketplace that aims to improve processes in the healthcare industry through vertical integration, process simplification, and automation. By removing friction and complexities, we streamline the underwriting, sales and service process for insurance companies, licensed brokers, managing general underwriters (MGUs) and third-party administrators (“TPAs”).

Marketplace: We are a health insurance marketplace where insurance companies can list various stop-loss policy options for self-funded benefits plans. Licensed brokers registered on our platform can log in, upload certain required information, select policy plans, obtain a bindable quote and sell them to businesses. In most cases, our technology enables us to medically underwrite insurance policies and produce bindable quotes within about two minutes, allowing us to deliver an integrated and seamless sales cycle.

Customizable Solutions: Beyond policy underwriting and sales, our marketplace offers customization of health benefits plans, vendors, claims, and network services. Brokers can select customized plans that suit their customers.

Accessibility and Savings: We make self-funded benefits plans and stop loss insurance accessible online for businesses. We aim to deliver meaningful cost savings for low-risk employers with comparatively healthy employees through a digital medical underwriting process. We seek to deliver time savings for employers, brokers, TPAs, and carriers, by leveraging both external and internally developed technology.

HIT was founded on the belief that self-funded benefits plans and stop loss insurance should be simple and streamlined with significant transparency. With our management team’s over 30 years of industry experience, we understand the complexities of the healthcare insurance market, and we know how to integrate the multifaceted aspects of the industry. Our solutions and technology platforms do exactly this through vertical integration, process simplification, automation, and digitalization.

Corporate Information

We were incorporated in Nevada in November 2021. We have our headquarters in Stuart, Florida, with many of our team members working remotely throughout the United States. Our principal executive office is located at 701 S. Colorado Ave, Suite 1, Stuart, FL 34994, and our phone number is 888-373-0333. In September 2013, our founder, Tim Johnson, established International Captive Exchange, LLC, an Iowa limited liability company, which as of November 2021 is our wholly-owned subsidiary. In March 2022, International Captive Exchange merged with DIYBS, LLC, an Iowa limited liability company, with International Captive Exchange surviving the merger. In December 2014, our founder, Tim Johnson, established Stone Mountain Risk, LLC, an Iowa limited liability company, which as of November 2021, is a wholly owned subsidiary of HIT. In March 2017, Mr. Johnson, established HI Card LLC, an Iowa limited liability company which as of November 2021, is a wholly owned subsidiary of HIT. HITChain Inc., an entity included in the Company’s consolidated financial statements and in which the Company has an 85.72% economic interest and a 28.58% voting interest, was incorporated as a Delaware corporation on January 2, 2026. Anchor 36, LLC, a Nevada limited liability company, and HITRix, LLC, a Florida limited liability company, are both wholly-owned subsidiaries of HIT formed in September 2026.

Our website address is www.healthintech.com. The information contained on our website is not a part of this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements, and registration statements; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

If some investors find our securities less attractive as a result of these exemptions, there may be a less active trading market for our securities and the price of our securities may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of the benefits of this extended transition period.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering of our Class A Common Stock, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Class A Common Stock that is held by non-affiliates exceeds $700 million as of the prior June 30, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period. References herein to emerging growth company will have the meaning associated with it in the JOBS Act.

Implications of Being a Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Rule 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of our Class A Common Stock held by non-affiliates equals or exceeds $250 million as of the end of that year’s second fiscal quarter, or (2) our annual revenues equaled or exceeded $100 million during such completed fiscal year and the market value of our Class A Common Stock held by non-affiliates equals or exceeds $700 million as of the end of that year’s second fiscal quarter.

The Standby Equity Purchase Agreement

On August 12, 2026, the Company entered into the SEPA with Yorkville, pursuant to which the Company has the right to sell to Yorkville up to $20.0 million (the “Commitment Amount”) of its Class A common stock, par value $0.001 per share (“common stock”), subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Such shares of common stock registered under this prospectus include (i) up to 9,532,889 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of the Convertible Notes issued or issuable to Yorkville under the SEPA and (ii) up to 24,691,358 Advance Shares that may be issued to Yorkville in the form of one or more Advances under the SEPA in our sole discretion following an Advance Notice (as defined below), from time to time after the date of this prospectus, pursuant to the SEPA. Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA.

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, which include, among other things, having a registration statement registering under the Securities Act the resale of the shares of common stock issuable under the SEPA (the “Registration Statement”) declared effective by the SEC pursuant to a Registration Rights Agreement, dated as of August 18, 2026, by and between the Company and Yorkville (the “Registration Rights Agreement”), which Registration Statement the Company is obligated to file with the SEC within twenty one (21) calendar days after the date of the Registration Rights Agreement. Pursuant to the SEPA, the Company will have the right, but not the obligation, from time to time at its sole discretion until the SEPA is terminated or expires in accordance with its terms, to direct Yorkville to purchase a specified number of shares of common stock through Advances up to the applicable Advance Maximum Amount (defined below), by delivering written notice to Yorkville (each, an “Advance Notice”) in accordance with the terms of the SEPA. While there is no mandatory minimum amount of common stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, an Advance Notice may not direct Yorkville to purchase a number of shares of common stock exceeding 100% of the average of the daily trading volume of the common stock on Nasdaq the five consecutive trading day-period immediately preceding an Advance Notice (each, an “Advance Maximum Amount”).

The Advance Shares that the Company directs Yorkville to purchase pursuant to an Advance Notice delivered by the Company to Yorkville under the SEPA will be purchased by Yorkville at a per share price equal to 97% of the lowest daily VWAP (defined below) of the common stock during the three consecutive trading day-period commencing on the date of delivery of the Advance Notice (each, a “Pricing Period”), other than (i) the daily VWAP on a trading day on which the daily VWAP is less than a minimum acceptable price set forth by the Company in the Advance Notice (if any), or (ii) there is no daily VWAP on the subject trading day during the applicable Pricing Period. The Company may elect, in its sole discretion, to set forth a minimum acceptable price in each Advance Notice (each, a “Minimum Price”) or it may elect not to do so. To the extent any such VWAP is excluded from the calculation of the per share purchase price for the shares of common stock to be purchased by Yorkville under an Advance Notice, as described above, the total number of Advance Shares to be purchased by Yorkville in the applicable Advance will be automatically reduced by one-third for each trading day during the applicable Pricing Period with respect to which the VWAP is so excluded from the calculation of the applicable per share purchase price. “VWAP” is defined in the SEPA as the daily volume weighted average price of the common stock for such trading day on Nasdaq during regular trading hours as reported by Bloomberg L.P. There is no upper limit on the price per share that Yorkville could be obligated to pay for the common stock the Company may elect to sell to it in any Advance under the SEPA. The purchase price per share of common stock that the Company may elect to sell to Yorkville in an Advance under the SEPA will be equitably adjusted for any stock split, stock combination, stock dividend or other similar transaction involving the common stock occurring during the applicable Pricing Period for such Advance under the SEPA.

Other than as stated below, the Company will control the timing and amount of any sales of common stock to Yorkville as an Advance under the SEPA. Actual sales of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company up to $15.0 million, less certain amounts as described below (the “Pre-Paid Advances”), payable in up to three tranches, in exchange for the Company’s issuance to Yorkville of Convertible Notes as described below. The first Pre-Paid Advance in the net amount of $6,650,000 was disbursed to the Company on August 18, 2026, in exchange for the Company’s issuance to Yorkville of a first Convertible Note in the principal amount of $7 million, which was issued at a discount in the amount of 5% of the principal amount (or $350,000) and is initially convertible into Conversion Shares at a fixed conversion price of $1.5735 per share (subject to adjustment as provided in such Convertible Note) (the “First Convertible Note”). Giving effect to the purchase discount, the purchase price paid by Yorkville for the First Convertible Note ($6,650,000) is equal to 95% of the principal amount of the first Pre-Paid Advance. The second tranche of the Pre-Paid Advance in the net amount of $2,850,000 will be disbursed to the Company on the later of (i) October 21, 2026 and (ii) the second trading day following the initial Registration Statement described above first becoming effective under the Securities Act, in exchange for the issuance by the Company to Yorkville at such time of a second Convertible Note in the principal amount of $3 million, which will likewise be issued at a discount in the amount of 5% of the principal amount (or $150,000) and will also be initially convertible into Conversion Shares at a fixed conversion price of $1.5735 per share (subject to adjustment as provided in such Convertible Note) (the “Second Convertible Note”). Giving effect to the purchase discount, the purchase price to be paid by Yorkville for the Second Convertible Note ($2,850,000) will be equal to 95% of the principal amount of the second Pre-Paid Advance. The third tranche of the Pre-Paid Advance in the net amount of up to $4,750,000, if requested by the Company and agreed upon in writing by Yorkville in its sole and absolute discretion, shall take place on such date as is mutually agreed to by the Company and Yorkville, be in a principal amount of up to $5,000,000 and also be initially convertible into Conversion Shares at a fixed conversion price of $1.5735 per share (subject to adjustment as provided in such Convertible Note) (the “Third Convertible Note”). Giving effect to the purchase discount, the purchase price to be paid by Yorkville for the Third Convertible Note (up to $4,750,000) will be equal to 95% of the principal amount of the third Pre-Paid Advance (up to $5 million). Interest shall accrue on the outstanding balance under the Convertible Notes at an annual rate equal to 8.75%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each of the Convertible Notes issued in connection with each Pre-Paid Advance will be February 18, 2028.

Beginning on the 60th calendar day after August 18, 2026, and continuing on the same day of each successive month thereafter (each, an “Installment Date”), the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance, in an amount equal to (i) a principal amount specified under the Convertible Notes as of such Installment Date (the “Installment Principal Amount”), plus (ii) a “payment premium” equal to 4% of such Installment Principal Amount (the “Payment Premium”) (as described below, such Payment Premium will not be added to the amount payable if the Company repays such amount through an Advance Repayment (defined below)), plus (iii) all accrued and unpaid interest thereon as of each Installment Date (the sum of (i), (ii) and (iii), the “Installment Amount”).

With respect to the payment of any Installment Amount by the Company under the Convertible Notes, the Company may, in its sole discretion, elect to repay each Installment Amount either (i) in cash on or before the Installment Date, or (ii) by delivering to Yorkville an Advance Notice (each, an “Advance Repayment”), or a series of Advance Notices, under the SEPA, each with an Advance Date (defined below) on or before the applicable Installment Date, or any combination of (i) or (ii) as determined by the Company, in its sole discretion. The term “Advance Date” is the date Advance is closed and is defined in the SEPA to mean the first trading day after the expiration of the applicable Pricing Period for an Advance. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in cash, the Company must pay such Installment Amount to Yorkville by wire transfer of immediately available funds in cash on or before such Installment Date (each, a “Cash Repayment”). If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then the Company must deliver an Advance Notice to Yorkville in the amount of the Installment Amount, without the Payment Premium, in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, Yorkville will offset the amount due to be paid by Yorkville to the Company under the SEPA against an equal amount of the Installment Amount, without the Payment Premium, to be paid by the Advance Repayment. If on the Installment Date any portion of the Installment Amount remains unpaid, the Company must repay such outstanding Installment Amount as a cash repayment in accordance with the SEPA.

Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes into Conversion Shares, at any time and from time to time during the term of the Convertible Notes, at an initial fixed conversion price of $1.5735 per share, subject to adjustment as provided in the Convertible Notes (the “Fixed Price”), including (i) standard proportionate antidilution adjustment in the event of any stock split, stock combination, stock dividend or other similar transaction involving the common stock and (ii) certain “price protection” antidilution adjustment in the event of certain “dilutive issuances” of common stock by the Company at prices deemed to be below the Fixed Price (with the exception of certain “excluded issuances” set forth in the Convertible Notes), which would reduce the Fixed Price to the lowest price per share at which the common stock is deemed to be issued by the Company in the dilutive issuance, but in no event below the absolute “Floor Price” (as set forth in the Convertible Notes) (which is subject to the standard proportionate antidilution adjustment as described in (i) above). If we fail to timely pay any Installment Amount when due (a “Payment Failure”), Yorkville may elect to convert, on one or more occasions, all or part of the unpaid Installment Amount at any time after such Payment Failure has occurred at a conversion price per share equal to the lower of (a) the Fixed Price then in effect and (b) a price per share equal to the product obtained by multiplying (x) 0.95 by (y) the lowest daily VWAP during the five (5) consecutive trading day-period immediately preceding the date of conversion (the “Variable Price”), but which Variable Price shall not be lower than the Floor Price. If an Event of Default (as such term is defined in the applicable Convertible Note) other than a Payment Failure has occurred and not been cured within thirty (30) days after the date of such occurrence, Yorkville will then be entitled to (i) convert all or any portion of such Convertible Note into Conversion Shares in the same manner described in the preceding sentence or (ii) upon written notice to the Company, receive in cash the full unpaid principal amount of such Convertible Note, together with the Payment Premium in respect of such principal amount due and payable on the date of the Event of Default and all interest and other amounts owing in respect of such Convertible Note on such date.. Any conversion of outstanding amounts under a Convertible Note made by Yorkville will have the effect of reducing the outstanding amount under such Convertible Note, (i) first with respect to the amounts then due and payable by the Company under such Convertible Note and (ii) second with respect to the amounts due and payable by the Company on the next succeeding Installment Date (as defined below), by the outstanding amount of the Convertible Note so converted by Yorkville into Conversion Shares.

The net proceeds to us from sales that we elect to make to Yorkville under the SEPA, if any, will depend on the frequency and prices at which we sell shares of our common stock to Yorkville. For so long as any amounts remain outstanding under either of the Convertible Notes, or unless otherwise agreed by Yorkville, if the Company delivers an Advance Notice under the SEPA, the Company will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under all outstanding Convertible Notes have been fully repaid. Therefore, until all of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its common stock to Yorkville in one or more Advances under the SEPA. The Company expects that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily for sales and distribution expansion, technology and product development, and operations and working capital.

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than 13,100,378 shares of common stock, which number of shares is equal to 19.99% of the aggregate number of shares of our Class A Common Stock and Class B common stock, $0.001 par value per share (“Class B Common Stock”), outstanding immediately prior to the execution of the SEPA (the “Exchange Cap”), unless the Company obtains the requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. At the upcoming 2026 annual meeting of the Company’s stockholders to be held on or about November 10, 2026 (the “2026 Annual Stockholders’ Meeting”), among other things, the Company will seek the requisite stockholder approval in accordance with Rule 5635(d) of the Nasdaq Listing Rules (in addition to the requisite stockholder approval under Nasdaq Listing Rule 5635(b)) to issue and sell shares of common stock in excess of the 13,100,378 share Exchange Cap referred to above to Yorkville under the SEPA and upon conversion of the Convertible Notes. Accordingly, if such requisite stockholder approval is obtained at the 2026 Annual Stockholders’ Meeting, the Company would be able to issue and sell to Yorkville in one or more Advances under the SEPA as many shares of common stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA, which includes amounts that are used as Advance Repayments of outstanding amounts under the Convertible Notes, and as many shares of common stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of common stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under the applicable Nasdaq rules. However, the 13,100,378 share Exchange Cap will continue to limit issuances and sales of common stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with the applicable Nasdaq rules.

In addition to the Exchange Cap discussed above, the Company may not issue or sell any shares of common stock to Yorkville under the SEPA or upon conversion of the Convertible Notes, which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules thereunder), would result in Yorkville beneficially owning more than 4.99% of our outstanding shares of common stock (the “Beneficial Ownership Limitation”). Although the SEPA does not permit Yorkville to modify or waive the 4.99% Beneficial Ownership Limitation for purposes of determining the amount of Advance Shares that we may issue and sell to Yorkville under the SEPA, the terms of the Convertible Notes do permit Yorkville to increase to a higher percentage than 4.99% the maximum percentage beneficial ownership of our common stock for purposes of determining the beneficial ownership limitation applicable under the Convertible Notes by delivering to us written notice thereof specifying such higher percentage, which increased beneficial ownership limitation will not become effective until the 65th day after delivery of such written notice to the Company.

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA, provided all outstanding Convertible Notes have been repaid, or (ii) the date on which Yorkville shall have made full payment of the Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer any of their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA or Registration Rights Agreement, other than (i) a prohibition on the Company’s entry into any at-the-market agreement unless a specified affiliate of Yorkville is the sole executing broker on such facility, with said specified affiliate additionally granted a participation right of at least 33% of any such facility for a period ending twelve (12) months from the date of the first Pre-Paid Advance closing, and (ii) a prohibition on entering into specified “Variable Rate Transactions” (as such term is defined in the SEPA), other than with Yorkville, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the common stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price. Furthermore, under the terms of the SEPA, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full, the Company may not repay any advances or loans to any executives, directors or employees of the Company or make any payments in respect of any related party debt obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company or any Subsidiary in any documents filed with the SEC or are described in any “Related Party Transactions” section of any documents filed with the SEC. Furthermore, Yorkville has agreed that during the term of the SEPA, none of Yorkville, any of its officers, or any entity managed or controlled by Yorkville, will enter into or effect, directly or indirectly, either for Yorkville’s own principal account or for the principal account of any such entity managed or controlled by Yorkville, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock.

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, (i) the Company paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) the SEPA provides for a commitment fee, which was earned as of the effective date of the SEPA (the “SEPA Effective Date”), equal to 1.0% of the Commitment Amount, or $200,000, of which one half, due within three days of the SEPA Effective Date, was paid in cash, and the remaining one-half is payable by the six-month anniversary of the SEPA Effective Date.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

In connection with the transactions contemplated by the SEPA, the Company entered into an engagement agreement with Independent Investment Bankers, Corp. (“IIB”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., pursuant to which IIB will receive a success fee from the Company equal to 6.5% of the gross principal amount of each Pre-Paid Advance.

Because the per share purchase price that Yorkville will pay for Advance Shares pursuant to any Advance that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable period for such Advance on the applicable purchase date for such Advance (“Purchase Date”), as of the date of this prospectus, we cannot determine the actual purchase price per share that Yorkville will be required to pay for any Advance Shares that we may elect to sell to Yorkville under the SEPA from and after the date that the conditions are met and the first Pre-Paid Advance on the SEPA is effected (the “Commencement Date”) and, therefore, we cannot be certain how many Advance Shares, in the aggregate, we may issue and sell to Yorkville under the SEPA from and after the Commencement Date.

As of October 6, 2026, there were 53,600,790 shares of our Class A common stock outstanding, of which 20,690,341 shares were held by non-affiliates of our company. If all of the 34,224,247 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 39.0% of the total number of outstanding shares of common stock and approximately 62.3% of the total number of outstanding shares of common stock held by non-affiliates of our company, in each case as of October 6, 2026.

Pursuant to the SEPA, (i) up to 9,532,889 Conversion Shares and (ii) up to 24,691,358 Advance Shares are being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus. If we were to issue all of the Conversion Shares pursuant to the Fixed Price per share of $1.5735 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), such Conversion Shares would generate aggregate gross proceeds of $15,000,000. If we were to issue and sell all of the Advance Shares to Yorkville at an assumed purchase price per share of $0.81 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), representing the closing sale price of our common stock on Nasdaq on October 6, 2026, we would receive approximately $20,000,000 in aggregate gross proceeds from the sale of such Advance Shares to Yorkville under the SEPA. Depending on the market prices of our common stock on the purchase dates on which we elect to sell such Advance Shares to Yorkville under the SEPA, we may need to register under the Securities Act additional shares of our common stock for resale by Yorkville which, together with the 24,691,358 Advance Shares included in this prospectus, will enable us to issue and sell to Yorkville such aggregate number of shares of common stock under the SEPA as will be necessary in order for us to receive aggregate proceeds equal to Yorkville’s $20.0 million maximum aggregate purchase commitment available to us under the SEPA.

If we elect to issue and sell to Yorkville more than the 24,691,358 Advance Shares being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the SEPA in accordance with the applicable Nasdaq rules and (ii) file with the SEC one or more additional Registration Statements to register under the Securities Act for the offer and resale by Yorkville of any such additional shares of our common stock we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Yorkville under the SEPA. Any issuance and sale by us under the SEPA of a substantial amount of shares of common stock in addition to the 34,224,247 shares of common stock being registered for resale by Yorkville under the initial Registration Statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of common stock ultimately offered for resale by Yorkville through this prospectus is dependent upon the number of shares of common stock, if any, we elect to sell to Yorkville under the SEPA from and after the Commencement Date. The issuance of our common stock to Yorkville pursuant to the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

For other information on the SEPA, see “The Standby Equity Purchase Agreement” section.

THE OFFERING

Shares of common stock offered by the Selling Stockholder	Up to 34,224,247 shares of common stock consisting of:

●	Up to 9,532,889 Conversion Shares issued or to be issued to Yorkville in connection with the Pre-Paid Advances (as defined below) by Yorkville and pursuant to the up to three Convertible Notes issued or to be issued to Yorkville by us under the SEPA; and

●	Up to 24,691,358 Advance Shares that may be issued to Yorkville from time to time from and after the Commencement Date pursuant to the SEPA.

Shares of common stock outstanding prior to this offering	53,600,790 shares of common stock (as of October 6, 2026).

Shares of common stock outstanding immediately after giving effect to the issuance of the shares registered hereunder	87,825,037 shares of common stock, assuming the issuance to Yorkville of (i) 9,532,889 Conversion Shares and (ii) 24,691,358 Advance Shares, based on an assumed issuance price per share of $0.81, which was the closing price of our common stock on Nasdaq on October 6, 2026.

Use of proceeds	We will not receive any proceeds from the resale of shares of common stock included in this prospectus by Yorkville. However, we may receive up to $20.0 million in aggregate gross proceeds under the SEPA (of which the Pre-Paid Advances (as defined below) are a part) from sales of common stock that we may elect to make to Yorkville pursuant to the SEPA, if any, from time to time in our sole discretion, from and after the Commencement Date.

For as long as any amounts remain outstanding under either of the Convertible Notes, if we deliver an Advance Notice under the SEPA, we will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under all outstanding Convertible Notes have been fully repaid. Therefore, until all outstanding Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to us will depend on the frequency and prices at which we sell our common stock to Yorkville in one or more Advances under the SEPA, and we expect that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily for sales and distribution expansion, technology and product development, and operations and working capital. See the section titled “Use of Proceeds.”

Risk factors	You should carefully read the section titled “Risk Factors” beginning on page 9 of this prospectus and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq symbol for our common stock	“HIT”

Unless we indicate otherwise, all information in this prospectus:

●	is based on 53,600,790 shares of common stock issued and outstanding as of October 6, 2026; and

●	excludes 1,900,825 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $0.71 per share as of October 6, 2026.

RISK FACTORS

An investment in our securities carries a significant degree of risk. You should carefully consider the following risks, the risks described in our most recent Annual Report on Form 10-K as may be revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement, as well as the other information contained in this prospectus, including our historical financial statements and related notes incorporated by reference into this prospectus, before you decide to purchase our securities. Any one of these risks and uncertainties has the potential to cause material adverse effects on our business, prospects, financial condition and operating results which could cause actual results to differ materially from any forward-looking statements expressed by us and a significant decrease in the value of our common stock. Refer to “Cautionary Note Regarding Forward-Looking Statements.”

We may not be successful in preventing the material adverse effects that any of the following risks and uncertainties may cause. These potential risks and uncertainties may not be a complete list of the risks and uncertainties facing us. There may be additional risks and uncertainties that we are presently unaware of, or presently consider immaterial, that may become material in the future and have a material adverse effect on us. You could lose all or a significant portion of your investment due to any of these risks and uncertainties.

Risks Related to the Offering

Substantial blocks of our common stock may be sold into the market as a result of the convertible notes we sold or will sell to Yorkville or shares of common stock we may sell to Yorkville, in each case, under the SEPA, if not terminated and if and when available, which may cause the price of our common stock to decline.

On August 12, 2026, we entered into the SEPA with Yorkville. Subject to the terms and conditions set forth therein, Yorkville agreed to advance to us up to $15.0 million in Pre-Paid Advances, less certain amounts, which will be paid in up to three tranches, in exchange for our issuance to Yorkville of Convertible Notes as described below. On August 18, 2026, Yorkville disbursed the first tranche of the Pre-Paid Advances, in the amount of $6,650,000 after accounting for a 5% purchase discount, to us. In exchange, we issued Yorkville a First Convertible Note for the principal amount of $7 million. It is anticipated that, pursuant to the SEPA, Yorkville will disburse the second tranche of the Pre-Paid Advances, in the net amount of $2,850,000 after accounting for a 5% purchase discount, to us on the later of either of the following: (i) October 21, 2026 and (ii) the second trading day following the effective date of an initial Registration Statement, to be filed with the SEC pursuant to the Registration Rights Agreement. In exchange, at the disbursement of the second tranche of the Pre-Paid Advances, we anticipate that we will issue to Yorkville a Second Convertible Note for the principal amount of $3 million, pursuant to the SEPA. The third tranche of the Pre-Paid Advances in the net amount of up to $4,750,000, if requested by the Company and agreed upon in writing by Yorkville in its sole and absolute discretion, shall take place on such date as is mutually agreed to by the Company and Yorkville and be in a principal amount of up to $5,000,000. Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes we issue it into shares of common stock, at any time and from time to time during the term of the Convertible Notes. Under the applicable Nasdaq rules, in no event may we issue to Yorkville under the SEPA or otherwise, including under conversion of the Convertible Notes, collectively more than 13,100,378 shares of common stock, which number of shares is equal to the Exchange Cap, unless we receive the requisite stockholder approval to issue shares of common stock in excess thereof in accordance with applicable Nasdaq rules.

Under the SEPA, we also have the right to sell to Yorkville an additional up to $20.0 million of shares of our common stock in the form of one or more Advances, subject to certain limitations and conditions. Sales of our shares of common stock to Yorkville as Advances under the SEPA, and the timing of any such sales, are at our complete discretion and we are under no obligation to sell any shares of common stock to Yorkville under the SEPA.

Yorkville can resell, under this prospectus, up to 34,224,247 shares of common stock, consisting of (i) up to 9,532,889 Conversion Shares that may be issued pursuant to the Convertible Notes and (ii) up to 24,691,358 Advance Shares that we may, in our sole discretion, elect to sell to Yorkville, from time to time from and after the Commencement Date pursuant to the SEPA, subject to the Exchange Cap, unless we receive the requisite stockholder approval to issue shares of common stock in excess thereof in accordance with applicable Nasdaq rules.

If all of the 34,224,247 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof (without taking into account the 19.99% Exchange Cap limitation), such shares would represent approximately 39.0% of the total number of outstanding shares of common stock and approximately 62.3% of the total number of outstanding shares of common stock held by non-affiliates of our company, in each case as of October 6, 2026.

The price of our common stock could decline if there are substantial sales of shares of our common stock, if there is a large number of shares of our common stock available for sale, or if there is the perception that these sales could occur.

Any issuance of shares of common stock pursuant to the SEPA, if not terminated and if and when available, whether upon conversion by Yorkville of a Convertible Note or upon issuance of common stock in the form of an Advance, will dilute the percentage ownership of our stockholders and may dilute the per share projected earnings (if any) or book value of our common stock. Sales of a substantial number of shares of our common stock in the public market or other issuances of shares of our common stock, or the perception that these sales or issuances could occur, could cause the market price of our common stock to decline and may make it more difficult for you to sell your shares at a time and price that you deem appropriate.

The actual number of shares of common stock we will issue pursuant to the SEPA, if not terminated and if and when available, at any one time or in total, is uncertain.

Subject to certain conditions in the SEPA, if not terminated and if and when available, and subject to compliance with applicable law, we have issued Convertible Notes to Yorkville, which may be converted into shares of our common stock at any time and from time to time during the term of the Convertible Notes, and we may also issue additional shares of our common stock to Yorkville in connection with Advances under the SEPA. The number of shares of common stock that are issued to Yorkville will fluctuate based on a number of factors, including, among other things, the market price of our common stock, which has historically fluctuated significantly and may continue to do so in the future. It is not possible at this stage to predict the number of shares of common stock that will be ultimately issued pursuant to the SEPA, if not terminated and if and when available.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the SEPA, we will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold to Yorkville. If and when we do elect to sell shares of our common stock to Yorkville pursuant to the SEPA, after Yorkville has acquired such shares, Yorkville may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares to Yorkville under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Yorkville may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Our management team will have broad discretion over the use of the net proceeds from our sale of shares of common stock to Yorkville, if any, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management team will have broad discretion as to the use of the net proceeds from our sale of shares of common stock to Yorkville, if any, and we could use such proceeds for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management team with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management team to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

USE OF PROCEEDS

Any sales of common stock by Yorkville pursuant to this prospectus will be solely for Yorkville’s accounts. The Company will not receive any proceeds from any such sales.

We may receive up to $20.0 million aggregate gross proceeds under the SEPA from any sales we make to Yorkville pursuant to the SEPA. The net proceeds from sales, if any, under the SEPA, will depend on the frequency and prices at which we sell our common stock to Yorkville after the date of this prospectus. See the sections titled “The Standby Equity Purchase Agreement” and “Plan of Distribution” in this prospectus for more information.

The Selling Stockholder will pay any underwriting discounts, selling commissions and stock transfer taxes and fees incurred by such holder in connection with any sale of their shares of common stock. The Company will generally bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus, including, without limitation, all registration and filing fees, the Nasdaq listing fees and fees and expenses of Company counsel and independent registered public accountants.

For as long as any amounts remain outstanding under either of the Convertible Notes, if we deliver an Advance Notice under the SEPA, we will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under all Convertible Notes have been fully repaid. Therefore, until all of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to us will depend on the frequency and prices at which we sell our common stock to Yorkville in one or more Advances under the SEPA, and we expect that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily for sales and distribution expansion, technology and product development, and operations and working capital.

THE STANDBY EQUITY PURCHASE AGREEMENT

On August 12, 2026, the Company entered into the SEPA with Yorkville, pursuant to which the Company has the right to sell to Yorkville up to $20.0 million of its common stock, par value $0.001 per share, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Such shares of common stock registered under this prospectus include (i) up to 9,532,889 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of the Convertible Notes issued to Yorkville under the SEPA and (ii) up to 24,691,358 Advance Shares that may be issued to Yorkville in the form of one or more Advances under the SEPA in our sole discretion following an Advance Notice (as defined below). Sales of the shares of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to Yorkville under the SEPA.

The SEPA contains customary representations, warranties, conditions and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. Copies of the agreements have been filed as exhibits to the Registration Statement that includes this prospectus and are available electronically on the SEC’s website at www.sec.gov.

 Purchases of Common Stock Under the SEPA

Upon the satisfaction of the conditions to Yorkville’s purchase obligation set forth in the SEPA, which include, among other things, having a Registration Statement that the Company is obligated to file with the SEC within twenty one (21) calendar days after the date of the Registration Rights Agreement declared effective by the SEC. Pursuant to the SEPA, the Company will have the right, but not the obligation, from time to time at its sole discretion until the SEPA is terminated or expires in accordance with its terms, to direct Yorkville to purchase a specified number of shares of common stock through Advances up to the applicable Advance Maximum Amount (defined below), by delivering an Advance Notice to Yorkville in accordance with the terms of the SEPA. While there is no mandatory minimum amount of common stock the Company is required to direct Yorkville to purchase pursuant to any single Advance Notice, an Advance Notice may not direct Yorkville to purchase a number of shares of common stock exceeding the Advance Maximum Amount.

The Advance Shares that the Company directs Yorkville to purchase pursuant to an Advance Notice delivered by the Company to Yorkville under the SEPA will be purchased by Yorkville at a per share price equal to 97% of the lowest daily VWAP of the common stock during the Pricing Period other than (i) the daily VWAP on a trading day on which the daily VWAP is less than a minimum acceptable price set forth by the Company in the Advance Notice (if any), or (ii) there is no daily VWAP on the subject trading day during the applicable Pricing Period. The Company may elect, in its sole discretion, to set forth a Minimum Price in each Advance Notice or it may elect not to do so. To the extent any such VWAP is excluded from the calculation of the per share purchase price for the shares of common stock to be purchased by Yorkville under an Advance Notice, as described above, the total number of Advance Shares to be purchased by Yorkville in the applicable Advance will be automatically reduced by one-third for each trading day during the applicable Pricing Period with respect to which the VWAP is so excluded from the calculation of the applicable per share purchase price. “VWAP” is defined in the SEPA as the daily volume weighted average price of the common stock for such trading day on Nasdaq during regular trading hours as reported by Bloomberg L.P. There is no upper limit on the price per share that Yorkville could be obligated to pay for the common stock the Company may elect to sell to it in any Advance under the SEPA. The purchase price per share of common stock that the Company may elect to sell to Yorkville in an Advance under the SEPA will be equitably adjusted for any stock split, stock combination, stock dividend or other similar transaction involving the common stock occurring during the applicable Pricing Period for such Advance under the SEPA.

Other than as stated elsewhere herein, the Company will control the timing and amount of any sales of common stock to Yorkville as an Advance under the SEPA. Actual sales of common stock to Yorkville as an Advance under the SEPA will depend on a variety of factors to be determined by the Company, in its sole discretion, from time to time, which may include, among other things, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company’s business and operations.

Convertible Notes and Pre-Paid Advances

In connection with the SEPA, and subject to the conditions set forth therein, Yorkville has agreed to advance to the Company up to $15.0 million in Pre-Paid Advances, less certain amounts, which will be paid in up to three tranches, in exchange for the Company’s issuance to Yorkville of Convertible Notes as described below. The first Pre-Paid Advance in the net amount of $6,650,000 was disbursed to the Company on August 18, 2026, in exchange for the Company’s issuance to Yorkville of a First Convertible Note in the principal amount of $7 million, which was issued at a discount in the amount of 5% of the principal amount (or $350,000) and is initially convertible into Conversion Shares at a fixed conversion price of $1.5735 per share (subject to adjustment as provided in such Convertible Note). Giving effect to the purchase discount, the purchase price paid by Yorkville for the First Convertible Note ($6,650,000) is equal to 95% of the principal amount of the first Pre-Paid Advance. The second tranche of the Pre-Paid Advance in the net amount of $2,850,000 will be disbursed to the Company on the later of (i) October 21, 2026 and (ii) the second trading day following the initial Registration Statement described above first becoming effective under the Securities Act, in exchange for the issuance by the Company to Yorkville at such time of a Second Convertible Note in the principal amount of $3 million, which will likewise be issued at a discount in the amount of 5% of the principal amount (or $150,000) and will also be initially convertible into Conversion Shares at a fixed conversion price of $1.5735 per share (subject to adjustment as provided in such Convertible Note). Giving effect to the purchase discount, the purchase price to be paid by Yorkville for the Second Convertible Note ($2,850,000) will be equal to the 95% of the principal amount of the second Pre-Paid Advance. The third tranche of the Pre-Paid Advance in the net amount of up to $4,750,000, if requested by the Company and agreed upon in writing by Yorkville in its sole and absolute discretion, shall take place on such date as is mutually agreed to by the Company and Yorkville, be in a principal amount of up to $5,000,000 and also be initially convertible into Conversion Shares at a fixed conversion price of $1.5735 per share (subject to adjustment as provided in such Convertible Note) (the “Third Convertible Note”). Giving effect to a purchase discount in the amount of 5% of the principal amount, the purchase price to be paid by Yorkville for the Third Convertible Note (up to $4,750,000) will be equal to 95% of the amount of the third Pre-Paid Advance (up to $5 million). Interest shall accrue on the outstanding balance under the Convertible Notes at an annual rate equal to 8.75%, subject to an increase to 18% upon an event of default as described in the Convertible Notes. The maturity date of each of the Convertible Notes issued in connection with each Pre-Paid Advance will be February 18, 2028.

Beginning on the 60th calendar day after August 18, 2026, and continuing on each Installment Date, the Company shall repay a portion of the outstanding balance of the Pre-Paid Advance, in an amount equal to the Installment Amount.

With respect to the payment of any Installment Amount by the Company under the Convertible Notes, the Company may, in its sole discretion, elect to repay each Installment Amount through an Advance Repayment or a series of Advance Notices under the SEPA, each with an Advance Date on or before the applicable Installment Date, as determined by the Company, in its sole discretion. In respect of any Installment Amount, or portion thereof, to be repaid by the Company in cash, the Company must pay such Installment Amount to Yorkville as a Cash Repayment. If the Company elects an Advance Repayment for all or a portion of an Installment Amount, then the Company must deliver an Advance Notice to Yorkville in the amount of the Installment Amount, without the Payment Premium, in accordance with the terms and conditions of the SEPA, that will have an Advance Date on or before the applicable Installment Date. Upon the closing of such Advance Notice in accordance with the SEPA, Yorkville will offset the amount due to be paid by Yorkville to the Company under the SEPA against an equal amount of the Installment Amount, without the Payment Premium, to be paid by the Advance Repayment. If on the Installment Date any portion of the Installment Amount remains unpaid, the Company must repay such outstanding Installment Amount as a cash repayment in accordance with the SEPA.

Yorkville may convert all or any portion of the outstanding principal amount, accrued and unpaid interest and other amounts outstanding under the Convertible Notes into Conversion Shares, at any time and from time to time during the term of the Convertible Notes, at an initial Fixed Price of $1.5735 per share, subject to adjustment as provided in the Convertible Notes, including (i) standard proportionate antidilution adjustment in the event of any stock split, stock combination, stock dividend or other similar transaction involving the common stock and (ii) certain “price protection” antidilution adjustment in the event of certain “dilutive issuances” of common stock by the Company at prices deemed to be below the Fixed Price (with the exception of certain “excluded issuances” set forth in the Convertible Notes), which would reduce the Fixed Price to the lowest price per share at which the common stock is deemed to be issued by the Company in the dilutive issuance, but in no event below the absolute Floor Price (which is subject to the standard proportionate antidilution adjustment as described in (i) above). In the event of a Payment Failure, Yorkville may elect to convert, on one or more occasions, all or part of the unpaid Installment Amount at any time after such Payment Failure has occurred at a conversion price per share equal to the lower of (a) the Fixed Price then in effect and (b) the Variable Price then in effect, but which Variable Price shall not be lower than the Floor Price. If an Event of Default (as such term is defined in the applicable Convertible Note) other than a Payment Failure has occurred and not been cured within thirty (30) days after the date of such occurrence, Yorkville will then be entitled, at its election, to (i) convert all or any portion of such Convertible Note into Conversion Shares in the same manner described in the preceding sentence or (2) upon written notice to the Company, receive in cash the full unpaid principal amount of such Convertible Note, together with the Payment Premium in respect of such principal amount due and payable on the date of the Event of Default and all interest and other amounts owing in respect of such Convertible Note on such date. Any conversion of outstanding amounts under a Convertible Note made by Yorkville will have the effect of reducing the outstanding amount under such Convertible Note, (i) first with respect to the amounts then due and payable by the Company under such Convertible Note and (ii) second with respect to the amounts due and payable by the Company on the next succeeding Installment Date (as defined below), by the outstanding amount of the Convertible Note so converted by Yorkville into Conversion Shares.

Net Proceeds

The net proceeds to us from sales that we elect to make to Yorkville under the SEPA, if any, will depend on the frequency and prices at which we sell shares of our common stock to Yorkville. For so long as any amounts remain outstanding under either of the Convertible Notes, or unless otherwise agreed by Yorkville, if the Company delivers an Advance Notice under the SEPA, the Company will be deemed to have elected an Advance Repayment under the Convertible Notes in respect of such Advance Notice up to the Installment Amount which may or may not be due on an upcoming Installment Date, or subsequent Installment Dates, until all of the outstanding amounts under all Convertible Notes have been fully repaid. Therefore, until all of the Convertible Notes have been fully repaid, all proceeds from all Advances made under the SEPA will be used solely to repay outstanding amounts under the Convertible Notes, unless Yorkville agrees otherwise. Thereafter, the net proceeds under the SEPA to the Company will depend on the frequency and prices at which the Company sells its common stock to Yorkville in one or more Advances under the SEPA. The Company expects that any proceeds received from such sales to Yorkville in one or more Advances under the SEPA will be used primarily for sales and distribution expansion, technology and product development, and operations and working capital.

 Exchange Cap

Under the applicable Nasdaq rules, in no event may the Company issue to Yorkville under the SEPA or upon conversion of the Convertible Notes, collectively, more than 13,100,378 shares of common stock, which number of shares is equal to the Exchange Cap, unless the Company obtains the requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with applicable Nasdaq rules. At the upcoming 2026 Annual Stockholders’ Meeting, among other things, the Company will seek the requisite stockholder approval in accordance with Rule 5635(d) of the Nasdaq Listing Rules (in addition to the requisite stockholder approval under Nasdaq Listing Rule 5635(b)) to issue and sell shares of common stock in excess of the 13,100,378 share Exchange Cap referred to above to Yorkville under the SEPA and upon conversion of the Convertible Notes. Accordingly, if such requisite stockholder approval is obtained at the 2026 Annual Stockholders’ Meeting, the Company would be able to issue and sell to Yorkville in one or more Advances under the SEPA as many shares of common stock as will be necessary for the Company to obtain the entire $20.0 million aggregate purchase commitment made by Yorkville under the SEPA, which includes amounts that are used as Advance Repayments of outstanding amounts under the Convertible Notes, and as many shares of common stock as will be necessary to enable Yorkville to convert all outstanding amounts under the Convertible Notes that Yorkville elects to convert into shares of common stock under the terms of the Convertible Notes, in each case, without any further aggregate share issuance limitations under the applicable Nasdaq rules. However, the 13,100,378 share Exchange Cap will continue to limit issuances and sales of common stock by the Company to Yorkville under the SEPA and upon conversion of the Convertible Notes, unless and until the Company has obtained such requisite stockholder approval to issue shares of common stock in excess of the Exchange Cap to Yorkville under the SEPA and upon conversion of the Convertible Notes in accordance with the applicable Nasdaq rules.

Beneficial Ownership Limitation

In addition to the Exchange Cap discussed above, the Company may not issue or sell any shares of common stock to Yorkville under the SEPA or upon conversion of the Convertible Notes, which, when aggregated with all other shares of common stock then beneficially owned by Yorkville and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act, and the rules thereunder), would result in Yorkville beneficially owning more than 4.99% of our outstanding shares of common stock. Although the SEPA does not permit Yorkville to modify or waive the 4.99% Beneficial Ownership Limitation for purposes of determining the amount of Advance Shares that we may issue and sell to Yorkville under the SEPA, the terms of the Convertible Notes do permit Yorkville to increase to a higher percentage than 4.99% the maximum percentage beneficial ownership of our common stock for purposes of determining the beneficial ownership limitation applicable under the Convertible Notes by delivering to us written notice thereof specifying such higher percentage, which increased beneficial ownership limitation will not become effective until the 65th day after delivery of such written notice to the Company.

Termination of the SEPA

The SEPA will automatically terminate on the earliest to occur of (i) the 36-month anniversary of the date of the SEPA, provided all outstanding Convertible Notes have been repaid, or (ii) the date on which Yorkville shall have made full payment of the Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Notes. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent. Neither the Company nor Yorkville may assign or transfer any of their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived by the Company or Yorkville other than by an instrument in writing signed by both parties.

Prohibition on Dilutive Issuances and Similar Transactions

There are no restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the SEPA or Registration Rights Agreement, other than (i) a prohibition on the Company’s entry into any at-the-market agreement unless a specified affiliate of Yorkville is the sole executing broker on such facility, with said specified affiliate additionally granted a participation right of at least 33% of any such facility for a period ending twelve (12) months from the date of the first Pre-Paid Advance closing, and (ii) a prohibition on entering into specified “Variable Rate Transactions” (as such term is defined in the SEPA), other than with Yorkville, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of the common stock after the date of issuance, or the Company effecting or entering into an agreement to effect an “equity line of credit” or other substantially similar continuous offering with a third party, in which the Company may offer, issue or sell common stock or any securities exercisable, exchangeable or convertible into common stock at a future determined price. Furthermore, under the terms of the SEPA, until all outstanding amounts under the Convertible Notes issued under the SEPA have been repaid in full, the Company may not repay any advances or loans to any executives, directors or employees of the Company or make any payments in respect of any related party debt obligations, including without limitation any payables or notes payable to related parties of the Company or any Subsidiary whether or not such amounts are described on the balance sheets of the Company or any Subsidiary in any documents filed with the SEC or are described in any “Related Party Transactions” section of any documents filed with the SEC. Furthermore, Yorkville has agreed that during the term of the SEPA, none of Yorkville, any of its officers, or any entity managed or controlled by Yorkville, will enter into or effect, directly or indirectly, either for Yorkville’s own principal account or for the principal account of any such entity managed or controlled by Yorkville, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the common stock or any hedging transaction, which establishes a net short position with respect to the common stock.

Structuring Fee

As consideration for Yorkville’s commitment to purchase common stock at the Company’s direction pursuant the SEPA, (i) the Company paid to Yorkville a cash “structuring fee” in the amount of $25,000 and (ii) the SEPA provides for a commitment fee, which was earned as of the SEPA Effective Date, equal to 1.0% of the Commitment Amount, or $200,000, of which one half, due within three days of the SEPA Effective Date, was paid in cash, and the remaining one-half is payable by the six-month anniversary of the SEPA Effective Date.

Success Fee

In connection with the transactions contemplated by the SEPA, the Company entered into an engagement agreement with Independent Investment Bankers, Corp. (“IIB”), a registered broker-dealer and member of the Financial Industry Regulatory Authority, Inc., pursuant to which IIB will receive a success fee from the Company equal to 6.5% of the gross principal amount of each Pre-Paid Advance.

Effect of Sales of our Common Stock under the SEPA on our Stockholders

The Conversion Shares and Advance Shares issued or sold by us, or to be issued or sold by us, to Yorkville under the SEPA that are being registered under the Securities Act for resale by Yorkville in this offering are expected to be freely tradable. The 9,532,889 Conversion Shares being registered for resale in this offering may be issued and sold by us to Yorkville at a Fixed Price from time to time over a period of 18 months. The 24,691,358 Advance Shares being registered for resale in this offering may be issued and sold by us to Yorkville from time to time over a period of up to 36 months, unless the SEPA is earlier terminated, commencing on the effective date of the initial Registration Statement. The resale by Yorkville of a significant amount of shares registered for resale in this offering at any given time, or the perception that these sales may occur, could cause the market price of our common stock to decline and to be highly volatile. Sales of Advance Shares, if any, to Yorkville under the SEPA will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Yorkville all, some or none of the Advance Shares that may be available for us to sell to Yorkville pursuant to the SEPA.

If and when we do sell Advance Shares to Yorkville pursuant to the SEPA, after Yorkville has acquired such shares, Yorkville may resell all, some or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from Yorkville in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from Yorkville in this offering as a result of future sales made by us to Yorkville at prices lower than the prices such investors paid for their shares in this offering. In addition, if we sell a substantial number of shares of our common stock to Yorkville under the SEPA, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Yorkville may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Because the per share purchase price that Yorkville will pay for Advance Shares pursuant to any Advance that we may elect to effect pursuant to the SEPA will be determined by reference to the VWAP during the applicable period for such Advance on the applicable Purchase Date for such Advance, as of the date of this prospectus, we cannot determine the actual purchase price per share that Yorkville will be required to pay for any Advance Shares that we may elect to sell to Yorkville under the SEPA from and after the Commencement Date and, therefore, we cannot be certain how many Advance Shares, in the aggregate, we may issue and sell to Yorkville under the SEPA from and after the Commencement Date.

As of October 6, 2026, there were 53,600,790 shares of our common stock outstanding, of which 20,690,341 shares were held by non-affiliates of our company. If all of the 34,224,247 shares offered for resale by Yorkville under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 39.0% of the total number of outstanding shares of common stock and approximately 62.3% of the total number of outstanding shares of common stock held by non-affiliates of our company, in each case as of October 6, 2026.

Pursuant to the SEPA, (i) up to 9,532,889 Conversion Shares and (ii) up to 24,691,358 Advance Shares are being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus. If we were to issue all of the Conversion Shares pursuant to the Fixed Price per share of $1.5735 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), such Conversion Shares would generate aggregate gross proceeds of $15,000,000. If we were to issue and sell all of the Advance Shares to Yorkville at an assumed purchase price per share of $0.81 (without taking into account the 19.99% Exchange Cap limitation or the 4.99% Beneficial Ownership Limitation), representing the closing sale price of our common stock on the Nasdaq on October 6, 2026, we would receive approximately $20,000,000 in aggregate gross proceeds from the sale of such Advance Shares to Yorkville under the SEPA. Depending on the market prices of our common stock on the purchase dates on which we elect to sell such Advance Shares to Yorkville under the SEPA, we may need to register under the Securities Act additional shares of our common stock for resale by Yorkville which, together with the 24,691,358 Advance Shares included in this prospectus, will enable us to issue and sell to Yorkville such aggregate number of shares of common stock under the SEPA as will be necessary in order for us to receive aggregate proceeds equal to Yorkville’s $20.0 million maximum aggregate purchase commitment available to us under the SEPA.

If we elect to issue and sell to Yorkville more than the 24,691,358 Advance Shares being registered under the Securities Act for resale by Yorkville under the initial Registration Statement that includes this prospectus, which we have the right, but not the obligation, to do, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the SEPA in accordance with the applicable Nasdaq rules and (ii) file with the SEC one or more additional Registration Statements to register under the Securities Act for the offer and resale by Yorkville of any such additional shares of our common stock we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Yorkville under the SEPA. Any issuance and sale by us under the SEPA of a substantial amount of shares of common stock in addition to the 34,224,247 shares of common stock being registered for resale by Yorkville under the initial Registration Statement that includes this prospectus could cause additional substantial dilution to our stockholders.

The number of shares of common stock ultimately offered for resale by Yorkville through this prospectus is dependent upon the number of shares of common stock, if any, we elect to sell to Yorkville under the SEPA from and after the Commencement Date. The issuance of our common stock to Yorkville pursuant to the SEPA will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted. Although the number of shares of our common stock that our existing stockholders own will not decrease, the shares of our common stock owned by our existing stockholders will represent a smaller percentage of our total outstanding shares of our common stock after any such issuance.

The following table sets forth the amount of gross proceeds we would receive from Yorkville from our sale of shares of common stock to Yorkville under the SEPA at varying purchase prices:

Assumed Average Purchase Price Per Share	Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Yorkville(2)	Gross Proceeds from the Sale of Shares to Yorkville Under the SEPA
$0.81(3)	24,691,358	31.54%	$20,000,000
$1.00	20,000,000	27.17%	$20,000,000
$2.00	10,000,000	15.72%	$20,000,000
$3.00	6,666,667	11.06%	$20,000,000
$4.00	5,000,000	8.53%	$20,000,000

(1)	This column excludes the up to 9,532,889 Conversion Shares that may be issued to Yorkville at a Fixed Price upon conversion of the Convertible Notes issued to Yorkville under the SEPA. The shares of common stock being registered under the initial Registration Statement that includes this prospectus include: (i) up to 9,532,889 Conversion Shares that may be issued to Yorkville upon conversion by Yorkville of Convertible Notes issued to Yorkville under the SEPA and (ii) up to 24,691,358 Advance Shares that may be issued to Yorkville pursuant to one or more Advances under the SEPA. We will not issue more than the Exchange Cap (an aggregate of 13,100,378 shares of our common stock) unless otherwise approved by our stockholders to do so (which stockholder approval we are seeking to obtain from our stockholders at the upcoming 2026 Annual Stockholders’ Meeting to be convened on or about November 10, 2026). The number of shares to be issued as set forth in this column is limited to the 24,691,358 Advance Shares being registered for resale hereunder. If we elect to issue and sell to Yorkville more than the 24,691,358 shares of common stock, we must first (i) obtain stockholder approval to issue shares of common stock in excess of the Exchange Cap under the SEPA and (ii) file with the SEC one or more additional registration statements to register under the Securities Act for the offer and resale by Yorkville of any such additional shares of our common stock we wish to sell from time to time under the SEPA, which the SEC must declare effective, in each case before we may elect to sell any additional shares of our common stock to Yorkville under the SEPA.

(2)	The denominator is based on 53,600,790 shares of common stock outstanding as of October 6, 2026, adjusted to include (i) the issuance of the number of shares set forth in the adjacent column that we would have sold to Yorkville, assuming the average purchase price in the first column and (ii) excludes the issuance of any Conversion Shares. The numerator is based on the number of shares issuable under the SEPA as Advance Shares at the corresponding assumed average purchase price set forth in the first column.

(3)	The closing sale price of our common stock on Nasdaq on October 6, 2026.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by Yorkville, or the Selling Stockholder, of up to 34,224,247 shares of our common stock that have been and may be issued by us to the Selling Stockholder under the SEPA. For additional information regarding the shares of our common stock included in this prospectus, see the section titled “The Standby Equity Purchase Agreement” above. We are registering the shares of our common stock included in this prospectus pursuant to the provisions of the Registration Rights Agreement we entered into with Yorkville on August 18, 2026, in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the SEPA and the Registration Rights Agreement and as set forth in the section titled “Plan of Distribution” in this prospectus, Yorkville has not had any material relationship with us within the past three years. As used in this prospectus, the term “Selling Stockholder” means Yorkville.

The table below presents information regarding the Selling Stockholder and the shares of our common stock that may be resold by the Selling Stockholder from time to time under this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects holdings as of October 6, 2026. The number of shares in the column “Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus” represents all of the shares of our common stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all or none of the shares being offered for resale in this offering. We do not know how long the Selling Stockholder will hold the shares before selling them and, except as set forth in the section titled “Plan of Distribution” in this prospectus, we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock being offered for resale by this prospectus.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes shares of our common stock with respect to which the Selling Stockholder has sole or shared voting and investment power. The percentage of shares of our common stock beneficially owned by the Selling Stockholder prior to the offering shown in the table below is based on an aggregate of 53,600,790 shares of our common stock outstanding on October 6, 2026. Because the purchase price to be paid by the Selling Stockholder for shares of our common stock, if any, that we may elect to sell to the Selling Stockholder in one or more transactions from time to time under the SEPA will be determined on the applicable purchase dates therefor, the actual number of shares of our common stock that we may sell to the Selling Stockholder under the SEPA may be fewer than the number of shares being offered for resale under this prospectus. The fourth column assumes the resale by the Selling Stockholder of all of the shares of our common stock being offered for resale pursuant to this prospectus.

	Number of Shares of Class A Common Stock Beneficially Owned Prior to Offering		Maximum Number of Shares of Class A Common Stock to be Offered Pursuant to this	Number of Shares of Class A Common Stock Beneficially Owned After Offering(3)
Name of Selling Stockholder	Number(1)	Percent(2)	Prospectus	Number	Percent
YA II PN, Ltd.(4)	2,815,156	4.99%	34,224,247	0	-

(1)	Represents the maximum number of shares of Class A Common Stock issuable to the Selling Stockholder upon conversion of the Convertible Notes pursuant to the Beneficial Ownership Limitation of 4.99% of the Company’s outstanding shares of Class A Common Stock set forth in the Convertible Notes (which threshold may be increased to 9.99% upon not less than sixty-five (65) days’ prior written notice by the Selling Stockholder). In addition, the Exchange Cap limits the total number of shares of Class A Common Stock issuable upon conversion of the Convertible Notes and pursuant to the SEPA to 19.99% of the aggregate number of outstanding shares of the Company’s Class A Common Stock and Class B Common Stock as of the date of the SEPA unless and until we obtain stockholder approval to do so (which stockholder approval we will seek to obtain from our stockholders at the upcoming 2026 Annual Stockholders’ Meeting to be convened on or about November 10, 2026). In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares of Class A Common Stock beneficially owned prior to the offering all of the Advance Shares that Yorkville may be required to purchase under the SEPA, because the issuance of such shares is solely at our discretion and is subject to conditions contained in the SEPA, the satisfaction of which are entirely outside of Yorkville’s control, including the Registration Statement that includes this prospectus becoming and remaining effective.

(2)	Applicable percentage ownership is based on 53,600,790 shares outstanding as of October 6, 2026.

(3)	Assumes the sale of all shares of our common stock being offered for resale pursuant to this prospectus.

(4)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

DESCRIPTION OF SECURITIES

The following summary describes our capital stock registered under Section 12 of the Exchange Act and the material provisions of our second amended and restated articles of incorporation (our “Articles of Incorporation”), our third amended and restated bylaws (our “Bylaws”) and certain provisions of Nevada law under the Nevada Revised Statutes (“NRS”). The description is a summary, does not purport to be complete and is subject to and qualified in its entirety by reference to Nevada law and to our Articles of Incorporation and our Bylaws, copies of which are filed as exhibits to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on March 25, 2026, and to the SEPA and the Registration Rights Agreement, copies of which are filed as exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 filed with the SEC on August 13, 2026, each of which is incorporated by reference herein.

As used herein, the terms “Company,” “we,” “our” and “us” refer to Health In Tech, Inc., a Nevada corporation.

Authorized Capitalization

Pursuant to our Articles of Incorporation, we have three classes of stock: (1) Class A Common Stock; (2) Class B common stock, $0.001 par value per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”); and (3) Series A preferred stock, $0.001 par value per share (“Series A Preferred Stock”).

The total number of shares of stock that we have authority to issue is 220,000,000, consisting of 150,000,000 shares of Class A Common Stock, 50,000,000 shares of Class B Common Stock, and 20,000,000 shares of Series A Preferred Stock.

Class A Common Stock and Class B Common Stock

Our Articles of Incorporation provide for two classes of Common Stock: Class A Common Stock and Class B Common Stock. Holders of Class A Common Stock are entitled to one vote per share. Holders of Class B Common Stock are entitled to ten votes per share and have certain rights to convert into, and under certain circumstances may be converted into, shares of Class A Common Stock on a one-for-one basis (subject to adjustment). Except as otherwise expressly provided in our Articles of Incorporation or as required by law, the holders of Series A Preferred Stock, the holders of Class A Common Stock, and the holders of Class B Common Stock vote together and not as separate classes. Except for the number of votes per share attributable to the Series A Preferred Stock and the Common Stock, there is no difference in voting rights or powers conferred by the Series A Preferred Stock and Common Stock; provided that, holders of Series A Preferred Stock have certain voting protections as set forth under “Series A Preferred Stock — Voting” below.

Our Articles of Incorporation provide for optional conversion of the Class B Common Stock as described in our Articles of Incorporation. The holders of outstanding shares of Class A Common Stock and Class B Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as our board of directors (“Board of Directors”) from time to time may determine, subject to the prior dividend rights of the Series A Preferred Stock. Our Class A Common Stock and Class B Common Stock are not entitled to pre-emptive rights and are not subject to redemption. Our Class A Common Stock is not subject to conversion. Upon liquidation, dissolution or winding up of the Company, the assets legally available for distribution to our stockholders are distributable ratably among the holders of our Class A Common Stock and Class B Common Stock after payment of liquidation preferences to the holders of Series A Preferred Stock, if any, on any outstanding payment of other claims of creditors (see “Series A Preferred Stock — Liquidation Rights” below for additional information on liquidation preferences). The rights, preferences and privileges of holders of Class A Common Stock and Class B Common Stock are subject to and may be adversely affected by the rights of the holders of shares of any other series of preferred stock that we may designate and issue in the future.

Series A Preferred Stock

Dividends

In any calendar year, the holders of outstanding shares of Series A Preferred Stock are entitled to receive dividends, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, at the dividend rate specified for such shares of Series A Preferred Stock payable in preference and priority to any declaration or payment of any distribution on our Common Stock in such calendar year. No distributions will be made with respect to the Common Stock unless dividends on the Preferred Stock have been declared in accordance with the preferences stated in the Articles of Incorporation and all declared dividends on the Series A Preferred Stock have been paid or set aside for payment to the Series A Preferred Stockholders. The right to receive dividends on shares of Series A Preferred Stock are not cumulative, and no right to dividends accrue to holders of Series A Preferred Stock by reason of the fact that dividends on the shares are not declared or paid. Payment of any dividends to the holders of Series A Preferred Stock will be on a pro rata, pari passu basis in proportion to the dividend rates for Series A Preferred Stock.

Liquidation Rights

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of the Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of the Company to the holders of the Common Stock by reason of their ownership of such stock, an amount for each share of Series A Preferred Stock held by them equal to the sum of (i) the liquidation preference specified for such share of Series A Preferred Stock and (ii) all declared but unpaid dividends (if any) on such share of Series A Preferred Stock, or such lesser amount as may be approved by the holders of the majority of the outstanding shares of Series A Preferred Stock. If upon the liquidation, dissolution or winding up of the Company, the assets of the Company legally available for distribution to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of the full amounts pursuant to the liquidation rights, then the entire assets of the Company legally available for distribution will be distributed with equal priority and pro rata among the holders of the Series A Preferred Stock in proportion to the full amounts they would otherwise be entitled to receive.

Right to Convert

Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into one share of Class A Common Stock.

Automatic Conversion

Each share of Series A Preferred Stock automatically converts into a share of Class A Common Stock at the then-effective conversion ratio for such share (i) immediately prior to the closing of a firm commitment underwritten initial public offering pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the “Securities Act”), covering the offer and sale of Common Stock (whether Class A Common Stock, Class B Common Stock, or both), or (ii) upon the receipt by us of a written request for such conversion from the holders of a majority of the Series A Preferred Stock then outstanding (voting as a single class and on an as-converted basis), or, if later, the effective date for conversion specified in such requests.

Voting

Each share of Series A Preferred Stock shall be a voting share with each share of Series A Preferred Stock having one (1) vote.

Approval of the holders of more than 50% of the outstanding shares of the Series A Preferred Stock is required to approve any of the following: (a) amend, alter or repeal any provision of the Articles of Incorporation or Bylaws of the Company (including pursuant to a merger) if such action would adversely alter the rights, preferences, privileges or powers of, or restrictions provided for the benefit of the Series A Preferred Stock; (b) increase or decrease the authorized number of shares of Series A Preferred Stock; (c) authorize or create or issue any new class or series of equity security having rights, preferences or privileges with respect to dividends or payments upon liquidation senior to or on a parity with any series of Series A Preferred Stock or having voting rights other than those granted to the Series A Preferred Stock generally; (d) enter into any transaction or series of related transactions deemed to be a liquidation, dissolution or winding up of the Company; (e) authorize a merger, acquisition or sale of substantially all of our assets or any of our subsidiaries; (f) voluntarily liquidate or dissolve; or (g) amend any of these requirements in our Articles of Incorporation.

Anti-Takeover Effects of Provisions of our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws also contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board of Directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our Board of Directors the power to discourage acquisitions or transactions that some stockholders may favor.

Authorized but Unissued Shares. The authorized but unissued shares of Common Stock and Series A Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Series A Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

Our Bylaws require, unless we consent in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall, to the fullest extent permitted by law, be the exclusive forum for any or all actions, suits, proceedings, whether civil, administrative or investigative or that asserts any claim or counterclaim, (a) brought in the name or right of our company or on our behalf; (b) asserting a claim for breach of any fiduciary duty owed by any director, officer, employee or agent of our company to us or our stockholders; (c) arising or asserting a claim pursuant to any provision of Chapters 78 or 92A of the NRS or any provision of our Articles of Incorporation or Bylaws; (d) to interpret, apply, enforce or determine the validity of our Articles of Incorporation or Bylaws; or (e) asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, our Bylaws provide that this exclusive provision forum will not apply to suits arising under (i) the Exchange Act or any other claim for which federal courts have exclusive jurisdiction and (ii) the Securities Act, as to which the Eighth Judicial District Court of Clark County, Nevada and the federal district court for the District of Nevada shall have concurrent jurisdiction.

Although we believe this provision benefits us by providing increased consistency in the application of Nevada law in the types of lawsuits to which it applies, a court (either in the State of Nevada or otherwise) may determine that this provision is unenforceable or inapplicable to a particular claim due to choice-of-law considerations. To the extent it is enforceable, the provision may have the effect of discouraging lawsuits against our directors and officers.

Requirements for Advance Notification of Stockholder Nominations and Proposals. Our Bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or a committee of our Board of Directors.

Amendment of Articles of Incorporation or Bylaws. Nevada law provides generally that a resolution of a corporation’s board of directors is required to propose an amendment to a corporation’s articles of incorporation and that the amendment must be approved by the affirmative vote of a majority of the voting power of all classes entitled to vote, as well as a majority of any class adversely affected. Nevada law also provides that a corporation’s bylaws, including any bylaws adopted by its stockholders, may be amended by the board of directors and that the power to adopt, amend or repeal the bylaws may be granted exclusively to the directors in the corporation’s articles of incorporation. Our Articles of Incorporation provide that they may be amended by our Board of Directors, in the manner now or hereafter prescribed by statute. Our Bylaws provide that they may be amended or repealed by the affirmative vote of a majority of our Board of Directors.

Anti-Takeover Effects of Nevada Law

The State of Nevada, where we are incorporated, has enacted statutes that could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price. We have not opted out of these statutes.

Business Combinations. The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the NRS generally prohibit a publicly traded Nevada corporation with at least 200 stockholders of record from engaging in various “combination” transactions with any interested stockholder for a period of four years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors before such person became an interested stockholder or the combination is approved by the board of directors and thereafter is approved at a meeting of the stockholders by the affirmative vote of stockholders representing at least 60% (for a combination within two years after becoming an interested stockholder) or a majority (for combinations between two and four years thereafter) of the outstanding voting power held by disinterested stockholders. Alternatively, a corporation may engage in a combination with an interested stockholder more than two years after becoming an interested stockholder if:

●	the consideration to be paid to the holders of the corporation’s stock, other than the interested stockholder, is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the two years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, plus interest compounded annually, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher; and

●	the interested stockholder has not become the owner of any additional voting shares since the date of becoming an interested stockholder except by certain permitted transactions.

A “combination” is generally defined to include (i) mergers or consolidations with the “interested stockholder” or an affiliate or associate of the interested stockholder, (ii) any sale, lease exchange, mortgage, pledge, transfer or other disposition of assets of the corporation, in one transaction or a series of transactions, to or with the interested stockholder or an affiliate or associate of the interested stockholder: (a) having an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) having an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) representing more than 10% of the earning power or net income (determined on a consolidated basis) of the corporation, (iii) any issuance or transfer of securities to the interested stockholder or an affiliate or associate of the interested stockholder, in one transaction or a series of transactions, having an aggregate market value equal to 5% or more of the aggregate market value of all of the outstanding voting shares of the corporation (other than under the exercise of warrants or rights to purchase shares offered, or a dividend or distribution made pro rata to all stockholders of the corporation), (iv) adoption of a plan or proposal for liquidation or dissolution of the corporation with the interested stockholder or an affiliate or associate of the interested stockholder and (v) certain other transactions having the effect of increasing the proportionate share of voting securities beneficially owned by the interested stockholder or an affiliate or associate of the interested stockholder.

In general, an “interested stockholder” means any person who (i) beneficially owns, directly or indirectly, 10% or more of the voting power of the outstanding voting shares of a corporation, or (ii) is an affiliate or associate of the corporation that beneficially owned, within two years prior to the date in question, 10% or more of the voting power of the then-outstanding shares of the corporation.

Control Share Acquisitions. The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations” that are Nevada corporations doing business, directly or through an affiliate, in Nevada, and having at least 200 stockholders of record, including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation. The control share statute prohibits an acquirer, under certain circumstances, from voting its “control shares” of an issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval from the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within ten days of the acquisition to provide that the “control share” statute does not apply to the corporation or to the types of existing or future stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offer to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds, become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. Our Articles of Incorporation and Bylaws do not exempt our Common Stock from the control share acquisition act.

At this time, we do not believe we have 100 stockholders of record resident of Nevada and we do not conduct business in Nevada directly. Therefore, the provisions of the control share acquisition act are believed not to apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of us, regardless of whether such acquisition may be in the interest of our stockholders.

Dissenters’ Rights of Appraisal and Payment

Under Nevada law, with certain exceptions, as long as shares of our Class A Common Stock are traded on the Nasdaq Capital Market, holders of shares of our Class A Common Stock will not have dissenters’ rights to payment of an appraised fair market value for such shares in connection with a plan of merger, conversion, or exchange unless such action requires holders of a class or series of shares to accept for such shares anything other than cash, certain publicly traded shares or securities of certain investment companies redeemable at the option of the holder. To the extent that dissenters’ rights may be available under Nevada law, stockholders who properly request and perfect such rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Nevada Court.

Stockholders’ Derivative Actions

Under Nevada law, any of our stockholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the stockholder bringing the action was a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Nevada Court.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Equiniti Trust Company, LLC. The transfer agent and registrar’s address is 1110 Centre Point Curve, Suite 101, Mendota Heights, MN 55120.

National Securities Exchange Listing

Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “HIT.”

PLAN OF DISTRIBUTION

The shares of our common stock offered by this prospectus are being offered by the Selling Stockholder. The shares may be sold or distributed from time to time by Yorkville directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the shares of our common stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions;

•	transactions involving cross or block trades;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	“at the market” into an existing market for our common stock;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions; or

•	any combination of the foregoing.

The Selling Stockholder may also sell or dispose of shares of common stock included in this prospectus under any applicable exemption from registration under the U.S. Securities Act, including Rule 144 thereunder, if or when any such exemption is available and may be relied upon by the Selling Stockholder to effect such sale or disposition.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

Yorkville is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

 Except as set forth above, we know of no existing arrangements between Yorkville and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares of our common stock offered by this prospectus.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of our common stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares sold by Yorkville through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of our common stock sold by Yorkville may be less than or in excess of customary commissions. Neither we nor Yorkville can presently estimate the amount of compensation that any agent will receive from any purchasers of shares of our common stock sold by Yorkville.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the Registration Statement of which this prospectus forms a part to amend, supplement or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by Yorkville, including with respect to any compensation paid or payable by Yorkville to any brokers, dealers, underwriters or agents that participate in the distribution of such shares by Yorkville, and any other related information required to be disclosed under the Securities Act.

 We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares of our common stock covered by this prospectus by Yorkville.

As consideration for its irrevocable commitment to purchase our common stock at our direction under the SEPA, we have agreed to (i) pay to Yorkville a commitment fee, which was earned as of the SEPA Effective Date, equal to 1.0% of Yorkville’s $20.0 million total dollar amount purchase commitment under the SEPA, or $200,000, of which one half, due within three days of the SEPA Effective Date, was paid in cash, and the remaining one-half is payable by the six-month anniversary of the SEPA Effective Date and (ii) prior to the Commencement Date, pay Yorkville a structuring fee in the amount of $25,000.

We also have agreed to indemnify Yorkville and certain other persons against certain liabilities in connection with the offering of shares of our common stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Yorkville has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Yorkville specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

We estimate that the total expenses for the offering will be approximately $109,159.10.

Yorkville has represented to us that at no time prior to the date of the SEPA has Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member, engaged in or effected, in any manner whatsoever, directly or indirectly, for its own account or for the account of any of its affiliates, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our common stock or any hedging transaction, which establishes a net short position with respect to our common stock. Yorkville has agreed that during the term of the SEPA, none of Yorkville, its sole member, any of their respective officers, or any entity managed or controlled by Yorkville or its sole member, will enter into or effect, directly or indirectly, any of the foregoing transactions for its own account or for the account of any other such person or entity.

We have advised Yorkville that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Yorkville, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering will terminate on the date that all shares of our common stock offered by this prospectus have been sold by Yorkville.

LEGAL MATTERS

Fennemore Craig, P.C. will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Health In Tech, Inc.

EXPERTS

The financial statements of Health In Tech, Inc. incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Up to 34,224,247 Shares of

Class A Common Stock

HEALTH IN TECH, INC.

PROSPECTUS

, 2026

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate (other than the SEC registration fee and FINRA filing fee) of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$4,409.10
Printing expenses	$3,500
Legal fees and expenses	$68,600
Accounting fees and expenses	$31,500
Transfer agent fees and expenses	$1,150
Miscellaneous	$(1)
Total	$109,159.10

(1)	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes (the “NRS”).

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of the NRS permits a Nevada corporation to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, except an action by or on behalf of the corporation, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS also requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada corporation to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. Section 78.751 of NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the corporation if so provided in the corporation’s articles of incorporation, bylaws, or other agreement. Section 78.751 of the NRS further permits the corporation to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws or other agreement.

Section 78.752 of the NRS provides that a Nevada corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation and Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

●	We shall indemnify our directors and officers to the fullest extent permitted by the NRS against expense, liability and loss reasonably incurred or suffered by them in connection with their service as an officer or director; and

●	We may purchase and maintain insurance, or make other financial arrangements, on behalf of any person who holds or who has held a position as a director, officer, or representative against liability, cost, payment, or expense incurred by such person.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

Item 16. Exhibits

Exhibit		Incorporated by Reference			Filed
Number	Exhibit Description	Form	Date	Number	Herewith

3.1	Second Amended and Restated Certificate of Incorporation of Health In Tech, Inc.	10-K	3/25/2026	3.1

3.2	Third Amended and Restated Bylaws of Health In Tech, Inc.	10-K	3/25/2026	3.2

4.1	Description of Securities	10-K	3/25/2026	4.1

4.2	Standby Equity Purchase Agreement, dated as of August 12, 2026, by and between Health In Tech, Inc. and YA II PN, Ltd.	10-Q	8/13/2026	10.1

4.3	Registration Rights Agreement, dated as of August 18, 2026, by and between Health In Tech, Inc. and YA II PN, Ltd.	10-Q	8/13/2026	10.2

5.1	Opinion of Fennemore Craig, P.C.				X

23.1	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)				X

23.2	Consent of MaloneBailey, LLP, independent registered public accounting firm				X

24.1**	Powers of Attorney (incorporated by reference to the signature page hereto)

107.1	Fee Table Exhibit				X

**	Previously filed.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the Securities Act);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) of the Securities Act (“Rule 424(b)”) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the Exchange Act), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B under the Securities Act (“Rule 430B”) relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) under the Securities Act for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, State of Florida, on October 9, 2026.

HEALTH IN TECH, INC.

By:	/s/ Tim Johnson
	Name:	Tim Johnson
	Title:	Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tim Johnson and Julia (Linlin) Qian, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Tim Johnson	Chairman and Chief Executive Officer and Director	October 9, 2026
Tim Johnson	(Principal Executive Officer)

/s/ Julia (Linlin) Qian	Chief Financial Officer and Director	October 9, 2026
Julia (Linlin) Qian	(Principal Financial and Accounting Officer)

/s/ William D. Howard	Director	October 9, 2026
William D. Howard

/s/ Timothy Hayes	Director	October 9, 2026
Timothy Hayes